UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania		17406
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Unilife Corporation (the “Company”) is required under a listing rule of the Australian Securities Exchange (“ASX”) to file audited financial statements with ASX no later than September 30, 2016 (the “ASX Deadline”). The Company applied for a waiver of this listing rule and ASX denied such waiver request. If the Company does not file such audited financial statements by the ASX Deadline, trading in the Company’s CHESS Depositary Interests (“CDIs”) on the ASX will be suspended immediately prior to opening of trading on the ASX on October 3, 2016 in Australia and such trading will not resume until the Company files its audited financial statements with the ASX. If trading of the Company’s CDIs is suspended on the ASX, The NASDAQ Stock Market LLC (“NASDAQ”) has informed the Company that it will halt trading of the Company’s common stock on NASDAQ at least until trading of the Company’s CDIs resumes on the ASX.

As previously disclosed, on May 17, 2016, the Company received a notice from the Listing Qualifications department of NASDAQ stating that, because the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (“Form 10-Q”), the Company was no longer in compliance with NASDAQ Listing Rule 5250(c)(1). NASDAQ Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the U.S. Securities and Exchange Commission (the “SEC”).

On July 18, 2016, the Company timely submitted a plan (the “Original Compliance Plan”) to NASDAQ as to how it plans to regain compliance with NASDAQ’s continued listing requirements. On September 8, 2016, NASDAQ granted the Company an exception until November 7, 2016 (the “Filing Deadline”) to regain compliance with NASDAQ Listing Rule 5250(c)(1).

On September 19, 2016, the Company received a notice (the “Notice”) from the Listing Qualifications department of NASDAQ stating that, because the Company had not yet filed its Annual Report on Form 10-K (“Form 10-K”) for the year ended June 30, 2016, the Company is not in compliance with NASDAQ Listing Rule 5250(c)(1). The Notice states that, as a result of the Company’s additional delinquency, the Company must submit to NASDAQ an update to the Original Compliance Plan no later than October 4, 2016, which update must include the Company’s plans to file the Form 10-K and indicate the progress the Company has made towards implementing the Original Compliance Plan.

If the Company fails to file the Form 10-Q and the Form 10-K on or before the Filing Deadline, NASDAQ will provide written notification that the Company’s common stock will be delisted and, at that time, the Company may appeal the delisting determination to a NASDAQ Hearings Panel.

As previously disclosed, the Company expects to file the Form 10-Q and the Form 10-K prior to the Filing Deadline.

The Notice has no immediate effect on the listing of the Company’s common stock on the NASDAQ Global Market.

On September 23, 2016, the Company issued a press release regarding the matters set forth in this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the SEC on February 22, 2016, those described from time to time in other reports which we file with the SEC, and other risks and uncertainties including, without limitation: the impact of the delay in the Company’s completion of the filing of the Form 10-Q and the Form 10-K; negative reactions from the Company’s creditors, stockholders, strategic partners or customers to the financial information of the Company ultimately filed with the SEC in the Form 10-Q, the Form 10-K or in other disclosures of the Company; the Company’s ability to comply with or obtain waivers under the Company’s debt instruments; that the Company will be unable to file the audited financial statements with the ASX by September 30, 2016; that trading of the Company’s CDIs will be suspended from trading on the ASX and trading of the Company’s common stock will be halted from trading on NASDAQ; that, following any such halt in trading by NASDAQ, that NASDAQ may not permit trading of the Company’s common stock to promptly resume following a resumption of trading of the Company’s CDIs on the ASX; that the Company will be unable to timely submit to NASDAQ an update to the Original Compliance Plan or, if timely submitted, that such update will be unacceptable to NASDAQ, which may result in the Company’s common stock being delisted from trading on NASDAQ; that the Company will be unable to file the Form 10-Q and the Form 10-K with the SEC by November 7, 2016 or otherwise regain compliance with the NASDAQ listing requirements and that its common stock will be delisted from trading on NASDAQ; and the financial impact to the Company as a result of the foregoing.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Description

99.1	Press release, dated September 23, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: September 23, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer

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